EXHIBIT 15(c)

                         FIRST PACIFIC SECURITIES, INC.
                        2756 Woodlawn Drive, Suite #6-201
                             Honolulu, Hawaii 96822
                                 (808) 988-8088

                            SELLING DEALER AGREEMENT

     First Pacific Securities, Inc., principal underwriter of the capital stock of the First Idaho Tax- Free Fund series of First Pacific Mutual Fund, Inc. (hereinafter referred to as the "Fund"), cordially invites you to become a member of the Selling Group which distributes the Fund's shares. We base our offer of membership to you on our understanding that you are a member of the National Association of Securities Dealers, Inc. and also on the understanding that you agree to act in accordance with the following terms:

     1. You and we agree to abide by Rule 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and all other rules and regulations that are now or may become applicable to transactions hereunder.

     2. Orders for shares received from you and accepted by us will be executed at the public offering price applicable to each order as established by the prospectus of the Fund. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to all members of the Selling Group. All orders are subject to acceptance by us and we reserve the right in our sole discretion to reject any order.

     3. (a) At the time of sale, checks shall be made out to the Fund and the principal underwriter of the Fund will rebate to you a concession equal to the amount set forth in the then current prospectus of the Fund.

          (b) We agree to pay you a quarterly amount in arrears equal to .40% of the net asset value of Fund accounts attributable to your sales efforts until the earlier of the date on which the net assets subject to this Agreement are redeemed out of the Fund by the shareholder or the date of termination or material amendment of the Fund's Rule 12b-1 Distribution Plan.

     4. As a member of the Selling Group, you agree to purchase shares only from us as agent for the Fund or from your customers. Purchases from us shall be made only for the purpose of covering purchase orders already received from your customers (who may be any persons other than a securities dealer or broker) or for your own bona fide investment. Purchases from your customers shall be at a price not less than the net asset value next calculated after receipt by us of a proper order.

     5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

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     6.  You  agree to sell  shares  only (a) to your  customers  at the  public offering price then applicable in accordance with the terms of the prospectus of the Fund, or (b) to us as agent for the Fund or the Fund itself.

     7. Settlements shall be made promptly, but in no case later than three business days after our acceptance of the order. If payment is not so received or made, the right is reserved forthwith to cancel the sale or, at our option, to resell the shares purchased at the then prevailing net asset value, in which latter case you will agree to be responsible for any loss resulting to us from your failure to make payment as aforesaid.

     8. If any shares sold to you under the terms of this agreement are repurchased by the Fund or by us as agent for the Fund, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale. We shall notify you of such repurchase within ten days of the date of said liquidation.

     9. All sales will be subject to receipt of shares by us from the Fund. The Fund and/or we reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of shares entirely, to change the offering price as provided in the prospectus or to modify or cancel this agreement, which shall be construed in accordance with the laws of the State of Idaho.

     10. No person is authorized to make any representations concerning the Fund or their shares except those contained in the prospectus of the Fund and any such information as may be released by the Fund as information supplemental to the prospectus. In purchasing shares from us you shall rely solely on the representations contained in the prospectus and supplemental information above mentioned.

     11. Additional copies of the prospectus and of any printed information issued as supplemental literature to said documents will be supplied by us to members of the Selling Group in reasonable quantities upon request.

     12. In no transaction shall you have authority whatsoever to act as agent of the Fund or of us or of any other member of the Selling Group, and nothing in this agreement shall constitute you or the Fund, the agent of the other. In all transactions in these shares between you and us, you are acting as principal, or as agent for an undisclosed principal, and we as agent for the Fund.

     13. All communications to us shall be sent to: First Pacific Securities, Inc. at the address set forth on page one of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with The National Association of Securities Dealers, Inc.


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FIRST IDAHO TAX-FREE FUND               FIRST PACIFIC SECURITIES, INC.



                                        By:_____________________________________


                                        Date:___________________________________



The undersigned accepts your invitation to become a member of the Selling Group and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of First Pacific Securities, Inc. prospectuses for use in connection with this offering.



      Dealer Name_______________________________________________________________


      Address___________________________________________________________________

      __________________________________________________________________________


      Employer Identification Number____________________________________________



      By:_______________________________________________________________________
                             (Authorized Signature)


      Print Name and Title______________________________________________________


      Phone Number______________________________________________________________


      Date______________________________________________________________________


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